[Letterhead of
                               Crouch & Hallett]

                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
                            ATTORNEYS AND COUNSELORS

                                 717 N. HARWOOD
                                   SUITE 1400
                              DALLAS, TEXAS 75201
                        E-MAIL ADDRESS: chllp@onramp.net

                                  214-953-0053




                               September 16, 1997




Whole Foods Market, Inc.
601 N. Lamar, Suite 300
Austin, Texas  78703

Gentlemen:

     We have served as counsel for Whole Foods Market, Inc., a Texas Corporation (the "Company"), in connection with the Registration Statement of Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, covering the issuance of 330,339 shares (the "Shares") of Common Stock, no par value, of the Company to be issued in connection with the Non-Qualified Stock Option Plan for Amrion, Inc. and the 1994 Non-Employee Director Stock Option Plan for Amrion, Inc.

     We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed herein. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, will be duly and validly issued and outstanding, fully paid and non-assessable.

     We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                             Very truly yours,

                                             /s/ Crouch and Hallett
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